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                                                                    Exhibit 4.18

                               AMENDMENT NUMBER 1
                                TO LOAN AGREEMENT

                   THIS AMENDMENT NUMBER 1 TO LOAN AGREEMENT (this "Amendment") is made as of this 18th day of June 2002 by and between the CITY OF WEIRTON, WEST VIRGINIA, a public corporation and an incorporated municipality duly organized and existing under the Constitution and laws of the State of West Virginia (the "Issuer"), and WEIRTON STEEL CORPORATION, a Delaware corporation (the "Company").

                              W I T N E S S E T H :

                   WHEREAS, the Issuer and the Company entered into a Loan Agreement dated as of November 1, 1989 (the "Original Agreement") in connection with the issuance by the Issuer of its $56,300,000 Pollution Control Revenue Refunding Bonds (Weirton Steel Corporation Project) Series 1989 (the "Series 1989 Bonds");

                   WHEREAS, the Issuer proposes to finance the refunding of the Series 1989 Bonds by the issuance of its Secured Pollution Control Revenue Refunding Bonds (Weirton Steel Corporation Project) Series 2002 (the "Secured Series 2002 Bonds") pursuant to an indenture of trust (the "2002 Indenture") to be entered into by the Issuer and J. P. Morgan Trust Company, National Association, as trustee (the "Trustee");

                   WHEREAS, the Issuer proposes to refund the Series 1989 Bonds by exchanging them for its Secured Series 2002 Bonds (the "Bond Exchange");

                   WHEREAS, in connection with the Bond Exchange, the Issuer and the Company propose to enter into a new Loan Agreement dated as of June 18, 2002 (the "2002 Loan Agreement") to provide funds to the Issuer to pay when due the principal of, premium, if any, and interest on the Secured Series 2002 Bonds;

                   WHEREAS, after giving effect to the Bond Exchange, the aggregate principal amount of the loan under the Original Agreement has been reduced by an amount equal to the aggregate principal amount of the Series 1989 Bonds tendered in the Bond Exchange;

                   WHEREAS, in connection with the Bond Exchange, the Issuer and the Company desire to amend or eliminate certain provisions of the Original Agreement with the approval of not less than sixty-six and two-thirds percent (66-2/3%) of the holders of the Series 1989 Bonds;

                   WHEREAS, the Issuer has assigned its right, title, and interest in the Original Agreement (except the Issuer's rights under Sections 4(b) and (c), 6.2 and 7.4 thereof) to J.P. Morgan Trust Company, as successor to Pittsburgh National Bank, as trustee (the "Trustee") under the Indenture of Trust between the Issuer and Pittsburgh National Bank dated as of November 1, 1989 (the "Indenture"), as contemplated by the Agreement, and the Company has consented to such assignment;


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                   WHEREAS, the Trustee has consented to the provisions of this
Amendment and agreed to provide written evidence of such consent in accordance with the provisions of the Original Agreement; and

                   WHEREAS, all acts and things necessary to amend the Original Agreement as aforesaid and to make this Amendment a valid agreement, in accordance with its terms, have been done.

                   NOW, THEREFORE, for and in consideration of the premises and the mutual covenants hereafter contained, the parties hereby agree as follows.

                                    ARTICLE I
                                   AMENDMENTS


         Section 1.01 DELETION OF CERTAIN COVENANTS.

         The following covenants are hereby eliminated and deleted in their entirety:

                  (i)      Section 5.5 Limitations on Liens.

                  (ii)     Section 5.6 Limitations on Sale and Leaseback
                           Transactions.

         Section 1.02      MODIFICATION OF EVENTS OF DEFAULT PROVISION.

         Section 7.1(a) is hereby modified and amended to read in its entirety as follows:

                  Section 7.1.      EVENTS OF DEFAULT DEFINED.

                  (a) The following shall be "Events of Default" under this Agreement and the terms "Event of Default" and "Default" shall mean, whenever they are used in this Agreement, any one or more of the following events:

                            (i) Failure by the Company to pay the amounts required to be paid under Sections 4.2(a) or (f) hereof at the time specified therein.

                            (ii) Failure by the Company to comply with any of its other agreements herein and such default continues for sixty (60) days after notice from the Issuer, the Trustee or the Holders of at least twenty-five percent (25%) in aggregate principal amount of the Bonds.

                            (iii)  [INTENTIONALLY DELETED]

                            (iv) The Company pursuant to or within the meaning of any Bankruptcy Law:

                            (A)  commences a voluntary case; or


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                            (B) consents to the entry of an order for relief
                            against it in an involuntary case; or

                            (C) consents to the appointment of a Custodian of it or for all or substantially all of its property; or

                            (D) makes a general assignment for the benefit of its creditors; or

                            (v) A court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

                            (A) is for relief against the Company in an involuntary case; or

                            (B) appoints a Custodian of the Company for all or substantially all of its property; or

                            (C) order the liquidation of the Company; and the order or decree remains unstayed and in effect for 60 days.

                                   ARTICLE II
                                 OPERATIVE DATE

         Section 2.01 EFFECTIVENESS OF AMENDMENT TO LOAN AGREEMENT. This Amendment shall become effective on and as of the date the counterparts hereto shall have been executed by each of the parties hereto and shall become operative on and as of the date of the consummation of the Bond Exchange.

                                   ARTICLE III
                                  MISCELLANEOUS

         Section 3.01 AMENDMENT; DEFINED TERMS. This Amendment is executed and shall be construed as an amendment to the Original Agreement, which shall continue in full force and effect except to the extent expressly modified or amended by this Amendment. Except as herein expressly otherwise defined, the terms used herein shall have the same meaning as provided in the Original Agreement.

         Section 3.02 RESPONSIBILITY FOR RECITALS. The recitals herein shall be taken as the statements of the Company, and the Issuer assumes no responsibility for the correctness thereof.

         Section 3.03 SUCCESSORS AND ASSIGNS. All the covenants and agreements in this Amendment concerning the Company shall bind its successors and assigns whether so expressed or not.

         Section 3.04 GOVERNING LAW. This Amendment shall be governed by and construed in accordance with the laws of the State of West Virginia.


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         Section 3.05 COUNTERPARTS. This Amendment may be executed in any number of counterparts, each of which shall be an original, but such counterparts shall together constitute but one and the same instrument.

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          IN WITNESS WHEREOF, the Issuer has caused this Amendment to be executed in its corporate name and with its official seal hereunto affixed and attested by its duly authorized officials and the Company has caused this Amendment to be executed in its corporate name with its corporate seal hereunto affixed and attested by its duly authorized officers, and the Trustee has caused this Amendment to be executed in its corporate name with its corporate seal affixed and attested by its duly authorized officers, all of the above occurred as of the date first above written.

[SEAL]                                 CITY OF WEIRTON, WEST VIRGINIA


Attest:                                By /s/ Dean Harris
                                          --------------------------------------
                                             Name:  Dean Harris
                                             Title: Mayor

/S/ Melissa Farley
-------------------------------
Melissa Farley
City Clerk


[SEAL]                                 WEIRTON STEEL CORPORATION


Attest:                                /s/ Mark E. Kaplan
                                       -----------------------------------------
                                          Name:  Mark E. Kaplan
                                          Title: Senior Vice President
                                                 of Finance and Administration

/s/ William R. Kiefer
-------------------------------
William R. Kiefer
Secretary

[SEAL]                                 J.P. MORGAN TRUST COMPANY,
                                       NATIONAL ASSOCIATION


Attest:                                /s/ David M. Babich
                                       -----------------------------------------
                                          Name:  David M. Babich
                                          Title: Vice President

/s/ Jo Anne Osborn
---------------------------------
Jo Anne Osborn
Assistant Vice President/Authorized Officer